As filed with the Securities and Exchange Commission on January 7, 2008
Registration No. 333-145396

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAXUM PETROLEUM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	5171	26-0658733
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1455 East Putnam Avenue
Old Greenwich, Connecticut 06870
(203) 862-9370
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michel P. Salbaing
Chief Financial Officer
Maxum Petroleum Holdings, Inc.
1455 East Putnam Avenue
Old Greenwich, Connecticut 06870
(203) 862-9370
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler Kirkland & Ellis LLP 153 East 53rd Street New York, New York 10022 (212) 446-4800 (212) 446-4900 (facsimile)	Kris F. Heinzelman Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000 (212) 474-3700 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

EXPLANATORY NOTE

Maxum Petroleum Holdings, Inc. is filing this Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-145396) for the purpose of filing certain exhibits thereto as indicated on the exhibit index. This Amendment No. 4 does not modify any provision of the prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such prospectus and Items 13, 14, 15 and 17 of Part II have not been included herein.

PART II

Information Not Required In Prospectus

Item 16.	Exhibits.

(a) See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

II-1

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Old Greenwich, Connecticut, on January 7, 2008.

MAXUM PETROLEUM HOLDINGS, INC.

By:	/s/ Michel P. Salbaing
Michel P. Salbaing
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 7, 2008.

Signature		Title

* E. Perot Bissell		Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michel P. Salbaing Michel P. Salbaing		Chief Financial Officer and Director (Principal Financial Officer)

* William W. Huffman, Jr.		Chief Accounting Officer (Principal Accounting Officer)

* By:	/s/ Michel P. Salbaing Michel P. Salbaing Attorney-in-Fact

II-2

Exhibit Index

Number		Description

1	.1*	Form of Underwriting Agreement
2	.1†	Agreement and Plan of Merger, dated as of January 16, 2004, among SPI Petroleum LLC, Simons Acquisition Co., Inc., Simons Petroleum, Inc. and Simons Texas Limited Partnership
2	.2†	First Amendment to Agreement and Plan of Merger, dated as of April 9, 2004, among SPI Petroleum LLC, Simons Acquisition Co., Inc., Simons Petroleum, Inc. and Simons Texas Limited Partnership
2	.3†	Stock Purchase Agreement, dated as of January 12, 2006, among SPI Petroleum LLC, ETI Acquisition LLC, Simons Petroleum, Inc., Energy Transport, Inc. and the shareholders of Hartney Fuel Oil Co.
2	.4†	Stock Purchase Agreement, dated as of September 18, 2006, among Pecos, Inc., the Pecos Employee Stock Ownership and 401(K) Plan, the other shareholders of Pecos, Inc. named therein and Global Petroleum, Inc.
2	.5†	Stock Purchase Agreement, dated as of September 18, 2006, among Simons Petroleum, Inc., SPI Petroleum LLC and the shareholders of Canyon State Oil Company, Inc. named therein
2	.6†	Stock Purchase Agreement, dated as of May 1, 2007, among Petroleum Products, Inc., Petroleum Transport, Inc., Patrick C. Graney, III and Maxum Petroleum, Inc.
2	.7†	Asset Purchase Agreement, dated as of June 8, 2005, among SPI Petroleum LLC, Simons Petroleum, Inc., SPI Acquisition LLC, N&J Shingle Oil Services Limited Liability Company, Tom E. Trevenen d/b/a J&T Trucking, Trevco, Inc. and the shareholders of Trevco, Inc. named therein
2	.8†	Stock Contribution and Purchase Agreement, dated as of December 6, 2007, among Spell Capital Partners Fund II, L.P., Robert A. Paulson, Peter E. Paulson, the Representative identified therein, Maxum Petroleum, Inc. and SPI Petroleum LLC
3.1		Form of Amended and Restated Certificate of Incorporation of the Registrant
3.2		Form of Amended and Restated By-Laws of the Registrant
4.1		Specimen Common Stock Certificate
4	.2*	Form of Registration Rights Agreement
4.3		Form of Rights Agreement
5.1		Opinion of Kirkland & Ellis LLP
10	.1†	Credit Agreement, dated as of September 18, 2006, among Global Petroleum, Inc., as borrower, the several lenders from time to time thereto, PNC Bank, National Association, as documentation agent and syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent
10	.2†	First Amendment to the Credit Agreement, dated as of October 26, 2006, among SPI Petroleum LLC, Global Petroleum, Inc., as borrower, the several lenders from time to time thereto, PNC Bank, National Association, as documentation agent and syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent
10	.3†	Second Amendment to the Credit Agreement, dated as of May 1, 2007, among SPI Petroleum LLC, Maxum Petroleum, Inc., as borrower, the several lenders from time to time thereto, PNC Bank, National Association, as documentation agent and syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent
10	.4†	Revolving Credit and Security Agreement, dated September 18, 2006, among SPI Petroleum LLC and its affiliates named therein as the borrowers, PNC Bank, National Association as agent and lender, JPMorgan Chase Bank, N.A., Bank of America, N.A., the CIT Group/Business Credit, Inc., LaSalle Business Credit LLC and Wells Fargo Foothill, LLC as co-documentation agents and PNC Capital Markets LLC and J.P. Morgan Securities Inc. as co-lead arrangers and joint bookrunners
10	.5†	First Amendment to the Revolving Credit and Security Agreement, dated as of October 26, 2006, among SPI Petroleum LLC and its affiliates named therein as the borrowers, the financial institutions which are now or which hereafter become a party thereto as the lenders, JPMorgan Chase Bank, N.A., Bank of America, N.A., the CIT Group/Business Credit, Inc., LaSalle Business Credit LLC and Wells Fargo Foothill, LLC as co-documentation agents and PNC Bank, National Association as agent
10	.6†	Second Amendment to the Revolving Credit and Security Agreement, dated May 1, 2007, among SPI Petroleum LLC and its affiliates named therein as the borrowers, PNC Bank, National Association as agent and lender, the other financial institutions from time to time party thereto as the lenders and JPMorgan Chase Bank, N.A., Bank of America, N.A., the CIT Group/Business Credit, Inc., LaSalle Business Credit LLC and Wells Fargo Foothill, LLC as co-documentation agents

Number		Description

10	.7†	Professional Services Agreement, dated as of September 18, 2006, among NCA II Management, LLC, Waud Capital Partners, L.L.C., RBCP Energy Fund Investments, LP, Global Petroleum, Inc., Simons Petroleum, Inc. and SPI Petroleum LLC
10	.8†	Letter agreement regarding the Professional Services Agreement, dated as of April 27, 2007, among NCA Management II, LLC, RBCP Energy Fund Investments, LP, Waud Capital Partners, L.L.C., SPI Petroleum LLC, Maxum Petroleum, LLC and Simons Petroleum, Inc.
10	.9†	Executive Agreement, dated as of April 10, 2006, between SPI Petroleum LLC and E. Perot Bissell
10	.10†	Amended and Restated Senior Management Agreement, dated as of September 18, 2006, among SPI Petroleum LLC, Simons Petroleum, Inc., Simons Texas Limited Partnership, Roger Simons and the investment fund parties thereto
10	.11†	Executive Unit Agreement, dated as of April 9, 2004, among SPI Petroleum LLC, Michael N. McDonald and the investment fund parties thereto
10	.12†	Summary of oral agreement between SPI Petroleum LLC and E Z Shop, Inc.
10	.13†	Third Amendment to Revolving Credit and Security Agreement, dated October 17, 2007, among SPI Petroleum LLC and its affiliates named therein as the borrowers, PNC Bank, National Association as agent and lender, the other financial institutions from time to time party thereto as the lenders and JPMorgan Chase Bank, N.A., Bank of America, N.A., the CIT Group/Business Credit, Inc., LaSalle Business Credit LLC and Wells Fargo Foothill, LLC as co-documentation agents
10	.14#	Amended and Restated Fuel Network Affiliation Agreement, dated as of September 30, 2005, by and between Simons Petroleum, Inc. and TA Operating Corporation
10	.15†	Third Amendment to the Credit Agreement, dated as of December 3, 2007, among SPI Petroleum LLC, Maxum Petroleum, Inc., the several banks and other financial institutions from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and PNC Bank, National Association, as documentation agent and syndication agent
10	.16†	Fourth Amendment to Revolving Credit and Security Agreement, dated December 4, 2007, among SPI Petroleum LLC and its affiliates named therein as the borrowers, PNC Bank, National Association, as agent and lender, the other financial institutions from time to time party thereto as the lenders and JPMorgan Chase Bank, N.A., Bank of America, N.A., the CIT Group/Business Credit, Inc., LaSalle Business Credit LLC and Wells Fargo Foothill, LLC as co-documentation agents
10.17		Letter agreement regarding the Professional Services Agreement, dated as of December 5, 2007, among NCA Management II, LLC, RBCP Energy Fund Investments, LP, Waud Capital Partners, L.L.C., SPI Petroleum LLC, Maxum Petroleum, Inc. and Simons Petroleum, Inc.
10.18		Form of Director Indemnification Agreement
10.19		Form of Officer Indemnification Agreement
21.1		List of Subsidiaries
23	.1†	Consent of Grant Thornton LLP
23	.2†	Consent of McGladrey & Pullen, LLP
23	.3†	Consent of Windes & McClaughry Accountancy Corporation
23.4		Consent of Kirkland & Elllis LLP (included in Exhibit 5.1)
23	.5†	Consent of Petroleum Trends International, Inc.
24	.1†	Power of Attorney
99.1		Consent of James E. Bertelsmeyer
99.2		Consent of Bradford N. Creswell
99	.3*	Consent of Bruce M. Rothstein
99.4		Consent of Roger N. Simons
99.5		Consent of George J. Vojta
99.6		Consent of Reeve B. Waud

*	To be filed by amendment.

†	Previously filed.

#	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.